UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave. Marcus, IA 51035
(Address of principal executive offices)

(712) 376-2800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2005 our board of directors, acting as general partner of LSCP, LLLP, approved a deferred compensation plan for the partnership’s eligible executive employees.  The amount of the cash deferral will be 0 — 20% of each of the eligible executive employee’s base salary.  The cash deferrals will be awarded on an annual basis and will be immediately funded upon deferral through the use of a “Rabbi trust”.

The cash award will vest in accordance with the following schedule:

•                  Year 1—0% vested

•                  Year 2—0% vested

•                  Year 3—0% vested

•                  Year 4—0% vested

•                  Year 5—0% vested

•                  Year 6—100% vested

Any vested amounts will be paid out in a lump sum on the first business day following the day in which vesting is complete.  The amount of the award will be deductible by LSCP, LLLP when paid to the employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: April 25, 2005	By:	/s/ Gary Grotjohn
Gary Grotjohn, Chief Financial Officer